PROSPECTUS SUPPLEMENT FOR THE PERIOD ENDING   This Prospectus Supplement,
FEBRUARY 28, 1999 TO PROSPECTUS DATED         filed pursuant to Rule 424(b)(3),
JANUARY 26, 1993                              relates to Registration Statement
                                              No. 33-57302-02 and the
                                              Prospectus dated January 26, 1993


                       SECURITIES AND EXCHANGE COMMISSION
                             450 Fifth Street, N.W.
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 15, 1999


                           DISCOVER CARD TRUST 1993 B
            -------------------------------------------------------
             (Exact name of registrant as specified in its charter)


   Delaware                        0-21506                   Not Applicable
---------------                 --------------           ----------------------
   (State of                     (Commission                 (IRS Employer
 organization)                   File Number)              Identification No.)


c/o Discover Receivables Financing Group, Inc.
12 Read's Way
New Castle, Delaware                           19720
-------------------------------------------------------
(Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code: (302) 323-7826


                                 Not Applicable
         ---------------------------------------------------------------
          (Former name or former address, if changed since last report)



                                  Page 1 of 14
                         Index to Exhibits is on page 4

Item 5. Other Events

On March 15, 1999 the Registrant made available the Monthly Certificateholders' Statement for the Due Period of February 1999, which is attached as Exhibit 21 hereto.

Item 7.  Financial Statements and Exhibits

(c) Exhibits

Exhibit No.           Description
21                    Monthly Certificateholders' Statement for Discover Card Trust 1993 B
                      related to the Due Period ending February 28, 1999.

                                   SIGNATURES

    Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        DISCOVER CARD TRUST 1993 B
                                           (Registrant)

                                        By: DISCOVER RECEIVABLES FINANCING
                                            GROUP, INC.
                                            as originator of the Trust


                                        By: Richard W. York
                                           -------------------------------------
                                           Richard W. York
                                           Vice President


Date: March 15, 1999

                                  EXHIBIT INDEX

Exhibit No.           Description
-----------           -----------
21                    Monthly Certificateholders' Statement for Discover Card Trust 1993 B related to the Due Period ending February 28, 1999.